Exhibit 5
Grady & Associates
ATTORNEYS & COUNSELORS AT LAW
20950 CENTER RIDGE ROAD, SUITE 100
ROCKY RIVER, OHIO 44116-4307
www.gradyassociates.com

(440) 356-7255
Fax (440) 356-7254
fgrady@gradyassociates.com
January 29, 2007
Board of Directors
Middlefield Banc Corp.
15985 East High Street, P.O. Box 35
Middlefield, Ohio 44062-9263
     Re:      Registration Statement on Form S-4
Ladies and Gentlemen:
     We have acted as counsel to Middlefield Banc Corp. in the preparation and filing of its Registration Statement on Form S-4 filed with the Securities and Exchange Commission under the Securities Act of 1933. The Form S-4 Registration Statement has to do with the offer and sale by Middlefield Banc Corp. of shares of its common stock, without par value, to stockholders of Emerald Bank, an Ohio-chartered savings bank, as consideration in the merger transaction contemplated by the November 15, 2006 Agreement and Plan of Merger, as amended January 3, 2007, by and among Middlefield Banc Corp. Emerald Bank, and EB Interim Bank, an Ohio-chartered institution and wholly owned subsidiary of Middlefield Banc Corp. formed for the purpose of completing the merger.
     Based upon our examination of such corporate records and other documents and certificates that we considered necessary, and based upon oral or written statements and representations of officers and other representatives of Middlefield Banc Corp., it is our opinion that –
     1. Middlefield Banc Corp. is duly incorporated, validly existing, and in good standing under the laws of the State of Ohio.
     2. The shares of Middlefield Banc Corp. common stock to be issued to stockholders of Emerald Bank as merger consideration according to the terms of the November 15, 2006 Agreement and Plan of Merger, as amended January 3, 2007, are duly authorized and, when issued, will be validly issued, fully paid, and nonassessable.
     We consent to the use of this opinion as Exhibit 5 to Middlefield Banc Corp.’s Form S-4 Registration Statement, as the same may be amended, and to the use of our firm’s name under the caption “Legal Matters” in the prospectus/proxy statement included within the Form S-4 Registration Statement.
Sincerely,
/s/ Grady & Associates